GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON MASSACHUSETTS 02109-2881

                                                       TELEPHONE  (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                               September 13, 1996



VIA EDGAR AND
FEDERAL EXPRESS

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re: Little Switzerland, Inc.: Definitive Proxy Materials and
            1996 Annual Report
            ---------------------------------------------------------

Ladies and Gentlemen:

     On behalf of Little Switzerland, Inc. (the "Company"), we attach herewith for filing by EDGAR, pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the applicable rules and regulations thereunder, copies of the definitive proxy materials (proxy statement and proxy card) to be distributed to the Company's stockholders in connection with its Annual Meeting of Stockholders to be held on Friday, October 11, 1996.

     The Company anticipates distributing these definitive proxy materials to its stockholders on or about September 13, 1996. A check in the amount of $125.00 made payable to the order of the Securities and Exchange Commission (the "Commission") as payment for the associated filing fee was received by the Commission by 2:00 p.m. EST on Thursday, September 12, 1996, the business day prior to the date of this electronic filing.

     In addition, pursuant to Rule 14a-3(c) of the General Rules and Regulations under the Act, we have sent to the Commission by Federal Express seven (7) paper copies of the Company's 1996 Annual Report. The Annual Report is furnished solely for the information of the Commission and is not deemed to be "soliciting material" or "filed" with the Commission.

     Please acknowledge receipt of this letter and its enclosures by date-stamping the enclosed copy of this letter and returning it to me in the enclosed self-addressed, stamped envelope. If you have any questions or comments concerning this letter or the enclosures, please call the undersigned at
(617) 570- 1798.

                                             Very truly yours,

                                             /s/ Paige H. Pease

                                             Paige H. Pease

Enclosures
cc:      Ronald J. Lataille, Little Switzerland, Inc.
         Kevin M. Dennis, Esq.

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement     [  ] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14(a)-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LITTLE SWITZERLAND, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                           [LOGO: LITTLE SWITZERLAND]
                        161B CROWN BAY CRUISE SHIP PORT
                           ST. THOMAS, U.S.V.I. 00804

                                                             September 13, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Little Switzerland, Inc. (the "Company") to be held on Friday, October 11, 1996, at 10:30 a.m., local time, at State Street Bank and Trust Company, Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts (the "Annual Meeting").

     The Annual Meeting has been called for the purpose of electing two Class II Directors each for a three-year term, approving an amendment (the "1991 Plan Amendment") to the Company's 1991 Stock Option Plan (the "1991 Option Plan") authorizing issuance under the 1991 Option Plan of an additional 400,000 shares of the Company's common stock and considering and voting upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 4, 1996 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company recommends that you vote "FOR" the election of the two nominees of the Board of Directors as Directors of the Company and "FOR" the approval of the 1991 Plan Amendment to the 1991 Option Plan.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                            Very truly yours,

                                            /s/ John E. Toler, Jr.

                                            John E. Toler, Jr.
                                            Chief Executive Officer
                                            and President

                            LITTLE SWITZERLAND, INC.
                         161B CROWN BAY CRUISE SHIP PORT
                           ST. THOMAS, U.S.V.I. 00804
                                 (809) 776-2010

                          -----------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         -------------------------------

                     TO BE HELD ON FRIDAY, OCTOBER 11, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Little Switzerland, Inc. (the "Company") will be held on Friday, October 11, 1996, at 10:30 a.m., local time, at State Street Bank and Trust Company, Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

     1.  The election of two Class II Directors each for a three-year term;

     2. The approval of an amendment to the Company's 1991 Stock Option Plan (the "1991 Option Plan") authorizing issuance under the 1991 Option Plan of an additional 400,000 shares of the Company's common stock; and

     3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 4, 1996 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                           By Order of the Board of Directors
                                              Richard E. Floor
                                              Secretary

St. Thomas, U.S.V.I.
September 13, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            LITTLE SWITZERLAND, INC.
                         161B CROWN BAY CRUISE SHIP PORT
                           ST. THOMAS, U.S.V.I. 00804
                                 (809) 776-2010

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON FRIDAY, OCTOBER 11, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Little Switzerland, Inc., a corporation incorporated under the laws of the state of Delaware on May 23, 1991 (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, October 11, 1996, at 10:30 a.m., local time, at State Street Bank and Trust Company, Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting"). Unless otherwise indicated, references to the "Company" in this Proxy Statement include its various subsidiaries.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

     1. The election of two Class II Directors each for a three-year term, each such term to continue until the 1999 annual meeting and until each Director's successor is duly elected and qualified;

     2. The approval of an amendment (the "1991 Plan Amendment") to the Company's 1991 Stock Option Plan (the "1991 Option Plan") authorizing issuance under the 1991 Option Plan of an additional 400,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"); and

     3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about September 13, 1996 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on September 4, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 8,459,089 shares of the Company's Common Stock outstanding and entitled to vote at the Annual Meeting and 153 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company. To approve the 1991 Plan Amendment, the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on such proposals at the Annual

Meeting is required. The affirmative vote of a majority of the shares of stock voting on a matter is necessary to approve any proposal presented at the meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. In addition, abstentions will be treated as votes cast against a particular proposal while broker non-votes will have no impact on the outcome of the vote on a particular proposal. With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee; there is no ability to abstain. In addition, broker non-votes will have no effect on the outcome of the election of Directors.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE APPROVAL OF THE 1991 PLAN AMENDMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPROVAL OF THE 1991 PLAN AMENDMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The Annual Report of the Company, including financial statements for the fiscal year ended June 1, 1996 ("Fiscal 1996") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of six members and is divided into three classes, with two Directors in each class. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, two Class II Directors will be elected to serve until the 1999 annual meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Timothy B. Donaldson and Kenneth
W. Watson for re-election as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Donaldson and Mr. Watson as Directors. Each of the nominees has agreed to stand for re-election and to serve if re-elected as a Director. However, if any of the persons nominated by the Board of Directors fails to stand for re-election or is unable to accept re-election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a Director of the Company.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE TWO NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                                PROPOSAL NUMBER 2

             APPROVAL OF AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

     The Board of Directors unanimously approved the 1991 Plan Amendment to the Company's 1991 Option Plan, subject to shareholder approval, which increases the aggregate number of shares of the Common Stock of the Company available for grants under the Plan from 500,000 to 900,000 (subject to adjustment for certain changes in the Company's capitalization). A summary of the principal features of the 1991 Option Plan is set forth below.

TERMS OF THE 1991 OPTION PLAN

     Purpose of the 1991 Option Plan. The 1991 Option Plan is designated to advance the Company's interests by enhancing its ability to (a) attract and retain officers and other full-time employees (including Directors who are also full-time employees) who are in a position to make significant contributions to the success of the Company, (b) reward employees for such significant contributions and (c) encourage employees to take into account the long-term interests of the Company through ownership of shares of Common Stock and thereby to promote the progress and success of the Company.

     Scope of the 1991 Option Plan. A total of 500,000 shares of Common Stock have been reserved for issuance under the 1991 Option Plan. The proposed 1991 Plan Amendment to the 1991 Option Plan would increase the number of shares available for issuance under the 1991 Option Plan to 900,000 (subject to adjustment for certain changes in the Company's capitalization). If an option granted under the 1991 Option Plan expires, is canceled or otherwise terminates without having been exercised in full, the number of shares of Common Stock as to which such option was not exercised will be available for future grants under the 1991 Option Plan. The 1991 Option Plan provides that the Compensation Committee of the Board of Directors (the "Compensation Committee") will determine and make appropriate and proportionate adjustments to the aggregate number and kind of shares available under the 1991 Option Plan in the event the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or change in the corporate structure or the like. Upon the occurrence of such an event, the Compensation Committee will also make any appropriate adjustments to the number and kind of shares of Common Stock or securities subject to options then outstanding under the 1991 Option Plan, any exercise price relating to such options and any other provisions affected by such change.

     Availability of Shares for Future Grants. On November 1, 1995, John E. Toler, Jr., upon his appointment to the offices of President and Chief Executive Officer and as a Director of the Company, was awarded (the "Award") an incentive stock option to purchase an aggregate of 300,000 shares of the Company's Common Stock. See "Option Grants In Last Fiscal Year" for the terms of such option. Only 1,700 shares of Common Stock are currently available under the 1991 Option Plan with respect to this grant or any other future grants. Accordingly, if the 1991 Plan Amendment is approved, all of the Award will be deemed to have been granted under the 1991 Option Plan, and there will be 101,700 shares available for future grants, subject to increase to the extent that outstanding grants terminate without issuance of all shares issuable under such grants. If the 1991 Plan Amendment is not approved, the Award may be deemed granted outside of the 1991 Option Plan (but on the same terms as if granted under the 1991 Option
Plan). In that event, there will be only 1,700 shares available under the 1991 Option Plan for future grants, unless outstanding grants terminate without issuance of all shares issuable under such grants. See "Scope of the 1991 Option Plan."

     Administration of the 1991 Option Plan. The 1991 Option Plan is administered by the Compensation Committee. Subject to the terms of the 1991 Option Plan, the Compensation Committee has the authority to (a) grant options at such times as it may choose, (b) determine the types of options granted (whether incentive stock options or nonqualified options), (c) determine the size, terms and conditions of each option, (d) waive compliance by a participant with any provisions of an option, (e) with the consent of the participant, cancel any existing option in whole or in part, (f) grant a participant another option to replace an option or portion thereof that has been canceled, (g) prescribe the forms of instruments required under the 1991 Option Plan, (h) make rules for the administration of the 1991 Option Plan and (i) interpret the 1991 Option Plan. Determinations and actions of the Compensation Committee in accordance with the 1991 Option Plan will be conclusive.

        Eligible Participants in the 1991 Option Plan. Awards under the 1991 Option Plan may be granted to officers and other full-time employees (including Directors who are also full-time employees) of the Company or any of its subsidiaries at the discretion of the Compensation Committee. Directors of the Company or any of its subsidiaries who are not full-time employees thereof are not currently eligible to receive incentive stock options or nonqualified stock options under the 1991 Option Plan, other than certain nonqualified stock options granted to such Directors upon consummation of the Company's initial public offering on July 17, 1991. Options granted under the 1991 Option Plan are personal to the person to whom they are granted, are non-assignable, are exercisable during the optionee's lifetime only by such optionee and are generally not capable of being transferred in any manner other than by will or the laws of descent. As of July 31, 1996, there were 493 executive officers and other full-time employees of the Company and its subsidiaries eligible to receive awards under the 1991 Option Plan.

     Terms of Options Under the 1991 Option Plan. Options granted under the 1991 Option Plan may be in the form of incentive stock options and nonqualified stock options. The exercise price of an incentive stock option ("ISO") granted under the 1991 Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant. The exercise price of a nonqualified stock option granted under the 1991 Option Plan may not be less than 50% of such fair market value. As of May 31, 1996, the market value of the Common Stock was $5.625 per share. To the extent that the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which ISOs granted under any plan of the Company are exercisable for the first time during any calendar year exceeds $100,000, such options shall not be treated as ISOs. The option exercise price may be paid in cash or, if authorized by the applicable option agreement and subject to certain additional limitations, by tendering shares of Common Stock of the Company. An optionee, therefore, may have the opportunity to apply his/her shares of Common Stock received upon the exercise of an option to satisfy the exercise price for successive, simultaneously exercises of additional options. The term of each option may be set by the Compensation Committee but cannot exceed ten (10) years from grant, and each option will become exercisable at such time or times as the Compensation Committee specifies. No option granted under the 1991 Option Plan, however, is exercisable within six (6) months from the date of grant of the option. Options granted under the 1991 Option Plan may contain certain exercise restrictions, such as vesting schedules and provisions calling for early termination of options upon termination of employment, death and similar events.

     Notwithstanding any other provision of the 1991 Option Plan, in the event of a Change in Control (as defined below), the 1991 Option Plan provides for the immediate exercisability of all outstanding stock options provided that the participant has held the stock option granted under the 1991 Option Plan for at least six (6) months. Under the 1991 Option Plan, "Change in Control" is generally defined to include a change in control that the Company would be required to report in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the acquisition of beneficial ownership, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total number of votes that may be cast for the election of Directors of the Company; the sale, transfer, or other disposition of all or substantially all of the assets of the Company to another person or entity; certain changes in the membership of the Company's Board of Directors; and the signing of an agreement or other arrangement providing for any of the foregoing transactions. In addition, the 1991 Option Plan provides that it and all options issued thereunder will terminate on the effective date of any (a) dissolution or liquidation of the Company; (b) merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation; or (c) sale of all or substantially all of the assets of the Company to another corporation, unless provision is made for the assumption of any outstanding options or the substitution for such options of a new stock option of the successor corporation with appropriate adjustments. In the event of any such termination, any unexercised portion of outstanding options, which is vested and exercisable at that time, will be exercisable for at least fifteen (15) days prior to the date of such termination, but in no event after the applicable expiration date for such option.

     Duration and Amendment of the 1991 Option Plan. No option may be granted under the 1991 Option Plan after June 3, 2001. The Board retains the right to amend the 1991 Option Plan at any time, and from time to time, subject to shareholder approval when and if required by applicable law or regulation. Except as set forth above in the event of a Change of Control or other extraordinary corporate event, no amendment of the 1991 Option Plan may alter or impair the rights and obligations under a previously granted option without the optionee's consent.

     Federal Income Tax Implications of the 1991 Option Plan. The following discussion summarizes the material federal income tax consequences of participation in the 1991 Option Plan based on the law as in effect on August 31, 1996, including consequences of issuance and exercise of options granted thereunder to the Company and the optionee. Neither this summary nor the other summaries in this Proxy Statement of certain federal income tax consequences of participation in plans purport to cover federal employment tax or other federal tax consequences that may be associated with the plans, nor does it cover state, local or non-U.S. taxes.

     An optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two (2) years from the date of grant or within one year after exercise produces ordinary income to the optionee and a deduction to the Company equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

     In the case of a nonqualified stock option, the optionee has no taxable income at the time of grant but realizes income at the time of exercise in an amount equal, in general, to the excess at that time of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

     In general, an ISO that is exercised more than three (3) months after termination of employment is treated as a nonqualified stock option. An optionee's ISOs are also treated as nonqualified stock options to the extent they first become exercisable in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     The Company's federal income tax deduction as discussed above for compensation paid pursuant to the 1991 Option Plan or otherwise is subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, Code Section 162(m), subject to certain exceptions, denies a deduction for compensation payable pursuant to the 1991 Option Plan or otherwise to any employee who is the chief executive officer or one of the four highest paid officers of the Company (other than the chief executive officer) to the extent that such compensation exceeds $1 million in any taxable year. Thus, notwithstanding the foregoing, part or all of the compensation paid to such officers under the 1991 Option Plan may not be deductible by the Company.

     Market Value. On May 31, 1996, the closing sale price of a share of Common Stock on the NASDAQ National Market was $5.625. Based on such closing sale price, the maximum aggregate market value of the securities outstanding and eligible for issuance under the 1991 Plan Amendment to the 1991 Option Plan was $2,812,500.

     New Plan Benefits. The following table sets forth information regarding potential awards to eligible participants and groups under the Plan, to the extent known. See "Availability of Shares for Future Grants."

                                                  Dollar       Number of Shares
            Name and Position                   Value ($)(1)   Subject to Award
            -----------------                   ------------   ----------------
John E. Toler, Jr.
  President, Chief Executive Officer
  and Director .............................     $ 1,687,500       300,000(2)

Ronald J. Lataille
     Chief Financial Officer and Vice
     President .............................             (3)             (3)

Denis X. Comment
     Senior Vice President of Merchandise ..             (3)             (3)

William Canfield
     Vice President of Store Operations ....             (3)             (3)

Executive Officer Group ....................     $ 1,687,500         300,000

Non-Executive Officer Group ................             (3)             (3)

- --------------

(1) Based on the market value of $5.625 per share as reported by the NASDAQ National Market on May 31, 1996.

(2) Represents a stock option granted to Mr. Toler on November 1, 1995, subject to shareholder approval of the 1991 Plan Amendment. For alternate valuation of such option, see "Option Grants In Last Fiscal Year" and footnote 3 thereto.

(3) Employees, including executive officers, are eligible to receive awards pursuant to the 1991 Option Plan. The amount of any such future grants, if any, cannot be determined at this time.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of the holders of the majority of the shares of Common Stock present, or represented, and entitled to vote on such proposals at the Annual Meeting is required to approve the 1991 Plan Amendment.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION OF THE 1991 PLAN AMENDMENT WILL PROMOTE THE INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND HELP THE COMPANY TO ATTRACT, MOTIVATE AND RETAIN FULL-TIME EMPLOYEES. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE 1991 PLAN AMENDMENT, SUBJECT TO SHAREHOLDER APPROVAL THEREOF, AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1991 OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                         INFORMATION REGARDING DIRECTORS

     The Board of Directors of the Company held six meetings during Fiscal 1996. During Fiscal 1996, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee and a Compensation Committee. The members of the Audit Committee are Ms. Jacobs and Messrs. Correra and Donaldson. The Audit Committee reviews the financial statements of the Company and the scope of the annual audit, monitors the Company's internal financial and accounting controls and recommends to the Board of Directors the appointment of independent certified public accountants. The Audit Committee met one time during Fiscal 1996. The members of the Compensation Committee are Messrs. Carey and Donaldson and Ms. Jacobs. The Compensation Committee recommends the compensation levels of officers and employees of the Company to the Board of Directors and is responsible for administering the Company's stock option plans pursuant to authority delegated to it by the Board of Directors. The Compensation Committee met one time during Fiscal 1996. The Board of Directors does not have a nominating committee.

     Directors who are officers or employees of the Company receive no compensation for service as Directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee Directors each receive an annual retainer of $5,000, plus a fee of $2,500 for each Board of Directors meeting attended ($500 if such meeting is held via telephone conference) and $1,000 for each committee meeting attended ($500 if such meeting is held via telephone conference) if such meeting does not take place in conjunction with a regularly scheduled Board of Directors meeting. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. Pursuant to the Company's 1992 Non-Employee Directors' Nonqualified Stock Option Plan (the "1992 Option Plan"), each eligible non-employee Director automatically receives an option to purchase 3,000 shares of Common Stock on the last day of the Company's fiscal year. All options granted pursuant to the 1992 Option Plan vest and are immediately exercisable upon grant. All options granted under the 1992 Option Plan have an exercise price equal to 100% of the fair market value of a share of Common Stock on the grant date. On June 1, 1996, the eligible non-employee Directors of the Company each received an option to purchase 3,000 shares of Common Stock at an exercise price of $5.625 per share, the fair market value of the Common Stock on May 31, 1996.

     Set forth below is certain information regarding the Directors of the Company, including the two Class II Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

Name                                                      Age    Director Since
- ----                                                      ---    --------------

CLASS I-TERM EXPIRES 1998

Francis X. Correra .........................               58         1991
Ilene B. Jacobs ............................               49         1991

CLASS II-TERM EXPIRES 1996

Timothy B. Donaldson*.......................               62         1991
Kenneth W. Watson*..........................               53         1991

CLASS III-TERM EXPIRES 1997

C. William Carey............................               59         1991
John E. Toler, Jr...........................               53         1995
- -------------------------------
* Nominee for re-election.

     The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below.

     Mr. Carey is Chairman of the Board of Directors of the Company. Since 1965, he has been Chairman, Chief Executive Officer, President and Treasurer of Town & Country Corporation ("Town & Country), a wholly-owned subsidiary of which was the sole shareholder of the Company prior to the public offering of approximately 68% of the Company's Common Stock in July 1991. Mr. Carey is also a Director of Prospect Street High Income Portfolio, Inc. and Solomon Brothers, Limited.

     Mr. Correra has been Senior Vice President and Chief Financial Officer of Town & Country since 1983.

     Mr. Donaldson is Chairman and Chief Executive Officer of Dynamo M. Ltd. He has been Ambassador to the United States, Government of the Bahamas (1993 to 1995); Chairman, Bank of Montreal (Bahamas & Caribbean Ltd.) (1980 to 1983); Governor, the Central Bank of The Bahamas (1968 to 1980); Governor, International Monetary Fund (1974 to 1980); Governor, The World Bank (1974 to
1980); and Governor, Caribbean Development Bank (1975 to 1980).

     Ms. Jacobs has been Vice President of Digital Equipment Corporation since 1986 and Treasurer since 1984, and currently serves as a Director of Arkwright Mutual Insurance Company.

     Mr. Toler has served as President and Chief Executive Officer and a Director of the Company since November 1, 1995. Prior to joining the Company, Mr. Toler was Director of Merchandising of Trimingham's, Bermuda, from May 1995 through October 1995 and President and Chief Executive Officer of Sage-Dey, Inc. from August 1991 to May 1993. From October 1990 through July 1991, Mr. Toler was President and Chief Executive Officer of Sage-Allen, Inc. Mr. Toler was a 15-year employee of May Department Stores Company where he served as President and Chief Executive Officer of several regional department store divisions.

     Mr. Watson served as Chief Executive Officer and President of the Company from January 1, 1994 to October 21, 1994, and has been a Director since 1991. Mr. Watson served as Executive Vice President of KMart Corporation from October 1994 through March 1996. Mr. Watson was President of Louis Vuitton Stores, Inc. from July 1992 to March 1993. Previously, he was Chairman and Chief Executive Officer of Gump's, a retailer of jewelry, art and gift items from September 1989 to June 1992 and President and Chief Executive Officer of Cartier, Inc. from 1985 to September 1989.

                               EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below as of June 1, 1996.

        Name                     Age                    Position
        ----                     ---                    --------

John E. Toler, Jr............     53    Chief Executive Officer and President

Ronald J. Lataille...........     34    Chief Financial Officer, Vice President
                                        and Treasurer

Denis X. Comment.............     50    Senior Vice President of Merchandise

William Canfield.............     49    Vice President of Store Operations

     Mr. Toler has served as President and Chief Executive Officer and a Director of the Company since November 1, 1995. Prior to joining the Company, Mr. Toler was Director of Merchandising of Trimingham's, Bermuda, from May 1995 through October 1995 and President and Chief Executive Officer of Sage-Dey, Inc. from August 1991 to May 1993. From October 1990 through July 1991, Mr. Toler was President and Chief Executive Officer of Sage- Allen, Inc. Mr. Toler was a 15-year employee of May Department Stores Company where he served as President and Chief Executive Officer of several regional department store divisions.

     Mr. Lataille served as the acting Chief Executive Officer and President of the Company from October 21, 1994 through October 31, 1995. He has been Chief Financial Officer, Vice President and Treasurer of the Company since May 1991 and was Controller of the Company from May 1990 to May 1991. Prior to joining the Company, he was an Audit Manager with Coopers & Lybrand from January 1990 to May 1990 and an Audit Supervisor from January 1987 to January 1990.

     Mr. Comment has been Senior Vice President of Merchandise of the Company since 1994 and Vice President of Merchandise of the Company since 1987. Mr. Comment was a buyer of watches and jewelry and a supervisor of crystal, china and perfume buyers for the Company from 1986 to 1987 and a store manager from 1980 through 1985.

     Mr. Canfield has been Vice President of Store Operations since June 1994. Mr. Canfield was Retail General Manager -- Watches and Jewelry of Colombian Emeralds International from December 1979 to June 1994.

     Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three years to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996.

SUMMARY COMPENSATION TABLE

     The following table shows for the fiscal years ended May 31, 1994, May 31, 1995 and June 1, 1996 compensation paid by the Company to the Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1996.

                                                                             Long Term Compensation
                                                                     -------------------------------------
                                   Annual compensation                       Awards               Payouts
                         ------------------------------------------  ---------------------------  --------
        (a)                (b)      (c)        (d)         (e)            (f)           (g)         (h)         (i)
                                                       Other Annual    Restricted    Securities     LTIP      All Other
Name and                                               Compensation  Stock Award(s)  Underlying    Payouts  Compensation
Principal Position        Year    Salary($)  Bonus($)        ($)         ($)         Options (#)     ($)         ($)
- ---------------------     ----   ----------  --------  ------------  --------------  ---------------------   ------------
John E. Toler, Jr.        1996    177,804     50,000     1,750(4)          --         300,000(6)     --          --
 President and Chief      1995      --          --          --             --            --          --          --
 Executive Officer(1)     1994      --          --          --             --            --          --          --

Ronald J. Lataille        1996    110,000     70,000(3)  1,250(5)          --            --          --          --
 President and Chief      1995    110,000     15,000     1,750(4)          --           75,000(7)    --          --
 Executive Officer,       1994     85,000       --          --             --           10,000       --          --
 Chief Financial Officer
 and Vice President (2)

Denis X. Comment          1996    150,000     15,000        --             --            --          --       4,335(8)
 Senior Vice President    1995    136,538     10,000        --             --           75,000(7)    --          --
 of Merchandise           1994    115,000       --          --             --           10,000       --          --

William Canfield          1996    156,327     15,000        --             --             --         --          --
 Vice President of        1995    141,923     55,000        --             --           60,000       --          --
 Store Operations         1994      --          --          --             --             --         --          --
- -------------------

(1) Mr. Toler was appointed Chief Executive Officer and President on November 1, 1995.

(2) Mr. Lataille resigned as the acting Chief Executive Officer and President of the Company on October 31, 1995.

(3) Mr. Lataille was awarded a bonus of $50,000 as compensation for his services to the Company as its acting President and Chief Executive Officer from October 21, 1994 to October 31, 1995.

(4) This amount represents the cost to the Company for seven months of certain automobile allowances.

(5) This amount represents the cost to the Company for five months of certain automobile allowances.

(6) In connection with his appointment as President and Chief Executive Officer of the Company, the Company granted Mr. Toler an option to purchase 300,000 shares of the Company's Common Stock pursuant to the 1991 Option Plan, subject to approval by the stockholders of the Company of the 1991 Plan Amendment. See "Proposal Number 2--Approval of an Amendment to the 1991 Stock Option Plan" and "Option Grants in Last Fiscal Year."

(7) In connection with the December 21, 1994 grant of an option to purchase 75,000 shares of the Company's Common Stock pursuant to the 1991 Option Plan, the Company canceled an option to purchase 25,000 shares of the Company's Common Stock that was granted on November 6, 1992 pursuant to the 1991 Plan.

(8) In Fiscal 1996, the Company contributed $4,335 to an individual account maintained on behalf of Mr. Comment pursuant to the L.S. Holding, Inc. tax-qualified discretionary contribution retirement plan (the "Retirement Plan"). As of June 1, 1996, the total amount of contributions made by the Company to Mr. Comment's account was $11,767. The Company made no contributions to the Retirement Plan in Fiscal 1995 or Fiscal 1994.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during Fiscal 1996 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.


                                                                                                           Potential
                                                                                                       Realizable Value
                                                                                                          at Assumed
                                                                                                       Annual Rates of
                                                                                                          Stock Price
                                                                                                       Appreciation for
                                                      Individual Grants                                   Option Term(3)
                              -------------------------------------------------------------------      --------------------
            (a)                   (b)                 (c)                   (d)           (e)            (f)        (g)
                               Number of
                               Securities
                               Underlying
                                 Options     % of Total Options/SARs   Exercise or
                                 Granted     Granted to Employees in    Base Price     Expiration
Name                             (#)(1)             Fiscal Year (2)        ($/Sh)        Date            5%($)       10%($)
- ----                          ------------  ------------------------   -----------     ----------       -------   ---------
John E. Toler, Jr........      300,000(4)             100%                $3.50         11/1/2005       660,339   1,673,430

Ronald J. Lataille.......          0                   --                   --             --             --         --

Denis X. Comment.........          0                   --                   --             --             --         --

William Canfield.........          0                   --                   --             --             --         --
                                   0                   --                   --             --             --         --

- ------------------

(1) All options were granted pursuant to the 1991 Option Plan.

(2) Percentages are based on a total of 300,000 shares of Common Stock underlying all options granted to employees of the Company in Fiscal 1996.

(3) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10% respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

(4) One-fifth of such option vests and becomes exercisable on each November 1 beginning on November 1, 1996. This option was granted subject to receipt of stockholder approval of the 1991 Plan Amendment. See "Proposal Number 1-- Approval of an Amendment to the 1991 Stock Option Plan."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1996 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.


        (a)                          (b)               (c)                    (d)                            (e)
                                                                                                       Value of Unexercised
                                                                       Number of Securities              In-the-Money
                                                                      Underlying Unexercised              Options at
                                                                        Options at FY-End(#)              FY-End($)(1)
                             Shares Acquired on       Value          ---------------------------    ---------------------------
Name                             Exercise(#)        Realized($)      Exercisable   Unexercisable    Exercisable   Unexercisable
- ----                         ------------------     -----------      -----------   -------------    -----------   -------------
John E. Toler, Jr.......             --                --                --          300,000(2)          --         637,500

Ronald J. Lataille......             --                --              30,167         63,333           13,125        52,500

Denis X. Comment........             --                --              37,667         63,333           13,125        52,500

William Canfield........             --                --               7,000         53,000            1,750         7,000

- ------------------

(1) Equal to the market value of shares covered by in-the-money options on June 1, 1996 less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) Represents an option granted to Mr. Toler on November 1, 1995 subject to receipt of stockholder approval of the 1991 Plan Amendment. See "Proposal Number 1--Approval of an Amendment to the 1991 Stock Option Plan" and "Option Grants in Last Fiscal Year."

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company consists of C. William Carey, Timothy B. Donaldson and Ilene B. Jacobs, all of whom are outside directors. The Compensation Committee approves Company compensation policies and procedures and establishes compensation levels for executive officers. The Compensation Committee also administers and grants awards under the 1991 Option Plan and the Company's Employee Stock Purchase Plan.

     Compensation Policies for Executive Officers

     The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with Company performance, reward above average individual performance, and assist the Company in attracting and retaining qualified management. The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive within the local retail industry. In addition, the Compensation Committee believes that it is appropriate to reward outstanding performance through a combination of cash bonuses and stock option grants and, through stock option grants, to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve such performance. The Compensation Committee also has determined that any stock option or other equity-based compensation should involve long-term vesting to encourage long-term tenure and enhancement of shareholder value over the long-term.

     Base salaries for executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities within the local retail industry. The Compensation Committee also considers the relative cost of living within the United States Virgin Islands. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by the executive officer. Salary adjustments are normally determined and made on an annual basis.

     The base salary and salary adjustments for John E. Toler, Jr., President and Chief Executive Officer since November 1, 1995, and William Canfield, Vice President of Store Operations since June 16, 1994, were established pursuant to their respective employment agreements, as described below under "Employment Agreements." The terms of employment of Ronald J. Lataille, the acting Chief Executive Officer and President of the Company from October 21, 1994 through October 31, 1995, were determined by the Compensation Committee and approved by the Board of Directors. See "--Compensation of the Chief Executive Officer" below.

     Cash bonuses paid to executive officers generally are earned primarily through the achievement of financial goals relative to each officer's responsibilities. Such financial goals include targeted sales and profit levels, earnings before interest and taxes ratios, selling, general and administrative expense ratios, return on assets, inventory shrinkage and inventory turns. Executive officers generally are eligible to earn up to 25% of their base salaries in cash bonuses. Based upon the foregoing criteria, Messrs. Lataille and Comment received bonuses of $20,000 and $15,000, respectively, for Fiscal 1996 performance. In addition, Mr. Lataille was awarded a special bonus in Fiscal 1996 of $50,000 as compensation for his services to the Company as its acting President and Chief Executive Officer from October 21, 1994 to October 31, 1995. Cash bonuses may also be paid to executive officers in accordance with the terms of their employment agreements. Bonuses payable pursuant to such agreements generally are earned through the achievement of the financial goals similar to those discussed above and may also be awarded for executive retention purposes in the sole discretion of the Compensation Committee. Pursuant to their respective employment contracts, Messrs. Toler and Canfield were each eligible to earn a bonus of up to 33.33% and 25%, respectively, of their respective base salaries for Fiscal 1996. Based upon the performance of the Company for Fiscal 1996, Messrs. Toler and Canfield received bonuses of $50,000 and $15,000, respectively. See "--Compensation of the Chief Executive Officer" and "Employment Agreements" below.

     Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; and give executives a longer-term incentive to increase shareholder value. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses (but without any specific performance measures) and awards reflect individual performance reviews. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practice. Stock options typically vest over three to five years in order to encourage outstanding performance over the long-term. Historically, stock options generally have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.

     In Fiscal 1996, for executive retention purposes, Mr. Toler received an option to purchase 300,000 shares of Common Stock at $3.50 per share in connection with his hire on November 1, 1995, subject to stockholder approval of the 1991 Plan Amendment. See "Proposal Number 1--Approval of an Amendment to the 1991 Stock Option Plan." This option vests ratably over a five-year period beginning on the first anniversary of the grant date.

     Compensation of the Chief Executive Officer

     John E. Toler, Jr. The base salary and bonus for Mr. Toler, the Company's President and Chief Executive Officer since November 1, 1995, were established by Mr. Toler's employment agreement. See "Employment Agreements" below. During Fiscal 1996, there were no adjustments made to Mr. Toler's base salary, and he received a cash bonus of $50,000 in accordance with the terms of his employment agreement. Additionally, pursuant to the terms of Mr. Toler's employment agreement, the Company granted Mr. Toler an option to purchase 300,000 shares of the Company's Common Stock at $3.50 per share pursuant to the 1991 Option Plan, subject to stockholder approval of the 1991 Plan Amendment. This option vests and becomes exercisable ratably over a five-year period beginning on November 1, 1996.

     Ronald J. Lataille. Mr. Lataille, the Company's Vice President and Chief Financial Officer and, from October 21, 1994 to October 31, 1995, acting President and Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In Fiscal 1996, the Compensation Committee established a base salary for Mr. Lataille of $110,000, and Mr. Lataille received a bonus of $20,000. In addition, Mr. Lataille was awarded a special bonus in Fiscal 1996 of $50,000 as compensation for his services to the Company as its acting President and Chief Executive Officer from October 21, 1994 to October 31, 1995. See "--Compensation Policies for Executive Officers."

     New Federal Tax Regulations

     As a result of new Section 162(m) of the Code, the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Company intends to take appropriate action to comply with such regulations, if applicable, in the future.

     C. William Carey           Ilene B. Jacobs            Timothy B. Donaldson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Carey, a member of the Compensation Committee and Chairman of the Board of Directors of the Company, is President, Chief Executive Officer, Chairman of the Board and the controlling stockholder of Town & Country. Town & Country and certain of its subsidiaries supply the Company with jewelry. The aggregate amount of purchases by the Company from these entities totaled approximately $1.4 million, $2.5 million and $1.4 million, in Fiscal 1994, 1995 and 1996, respectively. Pursuant to written agreements among Town & Country, these subsidiaries and the Company, Town & Country and the subsidiaries have agreed to supply jewelry to the Company at the Company's option, on the terms and conditions in effect prior to the Company's initial public offering. These agreements are automatically renewed each year unless either party terminates upon 60 days' notice prior to the end of a year. The Company believes that all jewelry purchased pursuant to these agreements with Town & Country and its subsidiaries can be readily purchased from other suppliers on comparable terms, and that these agreements do not restrict the Company from purchasing from other sources. See "Certain Relationships and Related Transactions."

     On June 2, 1996, Mr. Carey entered into a consulting agreement with the Company (the "Carey Consulting Agreement"). Pursuant to the Carey Consulting Agreement, Mr. Carey has agreed to make himself available for a period of three
(3) years commencing on June 2, 1996 to provide consulting services to the Company, including, without limitation, advice with respect to business and product planning, marketing strategy, leasing and new store development and executive recruitment. In exchange for such services, Mr. Carey will receive a consulting fee at the annual rate of $150,000, payable in monthly installments. In addition, Mr. Carey is entitled to receive reimbursement for all reasonable expenses incurred by him on behalf of the Company in connection with the performance of his obligations thereunder.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock and assuming reinvestment of dividends, with the total return of companies within the NASDAQ stock market and the companies within the NASDAQ Retail Trade Stocks Index prepared by the Center for Research in Security Prices ("CRSP") at The University of Chicago Graduate School of Business. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the NASDAQ stock market and the NASDAQ Retail Stocks Index on July 18, 1991.

              COMPARISON OF FIVE YEAR -- CUMULATIVE TOTAL RETURNS

                                [CHART OMITTED]

The following table contains the data on which the chart is based.

 Fiscal                         Little       Nasdaq Stock
  Year                      Switzerland,       Market        Nasdaq Retail
 Ended                          Inc.       (US Companies)    Trade Stocks

 5/31/91                      100              100              100
 5/29/92                      102.083          117.405          112.84
 5/28/93                       83.333          141.223          112.35
 5/31/94                       54.167          148.669          113.96
 5/31/95                       39.583          176.858          116.23
 5/31/96                       48.958          257.051          159.72

EMPLOYMENT AGREEMENTS

     On November 1, 1995, Mr. Toler entered into an employment agreement with the Company (the "Toler Employment Agreement"), pursuant to which Mr. Toler serves as President and Chief Executive Officer of the Company for a five-year term. Under the Toler Employment Agreement, Mr. Toler receives a base salary of $300,000 over each twelve month term ending on October 31, beginning with the term ending on October 31, 1996. The Toler Agreement does not provide for any adjustment of base salary over the term. Pursuant to the Toler Employment Agreement, Mr. Toler is entitled to receive a bonus if certain performance criteria are satisfied, ranging from 33.33% of base salary for Fiscal 1996 to 50% of base salary for fiscal year 1999 and each fiscal year thereafter. In the event Mr. Toler's employment is terminated without cause, Mr. Toler is entitled to receive the salary plus pro rata share of any cash bonus he would have received if he had continued his employment for 18 months following the date of such termination. Mr. Toler is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of 18 months subsequent to his leaving the Company.

     On June 16, 1994, Mr. Canfield entered into an employment agreement with the Company (the "Canfield Employment Agreement"), pursuant to which Mr. Canfield serves as the Vice President of Store Operations of the Company for a five-year term. Under the Canfield Employment Agreement, Mr. Canfield receives a base salary ranging from $157,000 over the twelve-month term ending on June 15, 1996 to $182,000 over the twelve-month term ending on June 15, 1999, and upon the achievement of certain financial performance criteria, a bonus in an amount of up to 25% of his base salary in each year. Pursuant to the Canfield Employment Agreement, Mr. Canfield received a signing bonus equal to $50,000 on the date he became Vice President of Store Operations of the Company. In the event Mr. Canfield's employment is terminated due to his disability, for non-performance or without cause, Mr. Canfield is entitled to receive the salary he would have received had he continued his employment for 60 days, 90 days or 12 months, respectively, following the date of such termination. Mr. Canfield is subject to certain non-competition provisions during the term of his employment and, in certain circumstances, for a period of up to one year subsequent to his leaving the Company.

CHANGE-IN-CONTROL AGREEMENTS

     Messrs. Lataille and Comment have each entered into Change-in-Control Agreements (the "Change-in-Control Agreements") with the Company. Each Change-in-Control Agreement provides that in the event of a "Termination Event" (as defined in the Change-in-Control Agreements, and generally any termination of employment (a) for any reason other than death or "For Cause" (as defined in the Change-in-Control Agreements), or (b) by the executive subsequent to the occurrence of a 10% reduction in the executive's annual base salary) subsequent to a "Significant Event" (as defined in the Change-in-Control Agreements, and generally a change in control, sale or other disposition of all or substantially all of the assets, or liquidation or dissolution of the Company), the following benefits will be provided: a monthly cash payment beginning 30 days after the date of the Termination Event equal to one twenty-fourth (1/24th) of an aggregate amount equal to two times the sum of the executive's highest annual base salary paid at any time during the twenty-four months prior to the Termination Event plus the amount of any bonuses paid during the previous fiscal year; such monthly payment to be paid for a period of 24 months if the Termination Event occurs within 1 year after a Significant Event or for a period of 12 months if the Termination Event occurs any time after 1 year subsequent to the Significant Event. A change in control is deemed to have occurred if, in the event of certain tender offers, mergers, consolidations, sale of assets, contested elections or other transactions in which the Company is acquired, (a) directors of the Company before the transaction cease to constitute a majority of the Board of Directors of the Company (or of any successor entity); (b) the Company is not the surviving corporation; or (c) the stockholders of the Company immediately prior to such transaction do not hold immediately after such transaction a majority in the aggregate of the outstanding common shares of the surviving entity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Carey, a Director and Chairman of the Board of Directors of the Company, is Chairman, President, Chief Executive Officer and the controlling stockholder of Town & Country. Prior to the consummation of Town & Country's recapitalization on May 14, 1993 (the "Recapitalization"), Switzerland Holding Inc., a wholly-owned subsidiary of Town & Country ("Switzerland Holding"), owned 2,700,000 shares of the Company's Common Stock (approximately 32.0% of the issued and outstanding Common Stock at that time). In connection with the consummation of the Recapitalization, Switzerland Holding was dissolved and 2,533,279 shares of such stock were transferred to a trust (the "Trust") established for the benefit of Town & Country and the holders of Town & Country's Exchangeable Preferred Stock (the "Town & Country Exchangeable Preferred Stock"). Generally, each holder of a share of Town & Country Exchangeable Preferred Stock may exchange such share for one share of the Company's Common Stock held in the Trust. On April 6, 1993, Town & Country exercised its rights under a Registration Rights Agreement and requested that the Company file with the SEC a registration statement covering the shares of the Company's Common Stock currently held in the Trust. In accordance with the terms of the Registration Rights Agreement, the Company caused such shares to be registered with the SEC. In November 1994, holders of an aggregate of 2,381,038 shares of Town & Country Exchangeable Preferred Stock exercised their right to exchange such shares for shares of the Company's Common Stock on a share-for-share basis. Accordingly, the Trust currently holds 152,241 shares of the Company's Common Stock for the benefit of Town & Country and the holders of Town & Country Exchangeable Preferred Stock.

     In addition to Mr. Carey, Mr Correra is an executive officer of Town & Country and holds the offices of Senior Vice President and Chief Financial Officer. Town & Country and certain of its subsidiaries supply the Company with jewelry. The aggregate amount of purchases by the Company from these entities totaled approximately $1.4 million, $2.5 million and $1.4 million in Fiscal 1994, 1995 and 1996, respectively. Pursuant to written agreements among Town & Country, these subsidiaries and the Company, Town & Country and the subsidiaries have agreed to supply jewelry to the Company at the Company's option, on the terms and conditions in effect prior to the Company's initial public offering. These agreements are automatically renewed each year unless either party terminates upon 60 days' notice prior to the end of a year. The Company believes that all jewelry purchased pursuant to these agreements with Town & Country and its subsidiaries can be readily purchased from other suppliers on comparable terms, and that these agreements do not restrict the Company from purchasing from other sources.

     Mr. Carey, a Director of the Company, is also a Director of Solomon Brothers, Limited, the Company's franchisee which operates nine stores under the Little Switzerland name in the Bahamas. In addition, Mr. Carey entered into the Carey Consulting Agreement with the Company on June 2, 1996, which provides, among other things, that Mr. Carey will receive in exchange for certain services a consulting fee at the annual rate of $150,000 over a three (3) year term. See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1996 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and Directors as a group.

                                                         SHARES
       DIRECTORS, EXECUTIVE OFFICERS                  BENEFICIALLY   PERCENT OF
           AND 5% STOCKHOLDERS                          OWNED(1)      CLASS(2)

State of Wisconsin
  Investment Board..............................      815,000(3)        9.4%
P.O. Box 7842
Madison, WI  53707

The TCW Group, Inc..............................      627,600(4)        7.2%
Robert Day
865 South Figueroa Street
Los Angeles, CA  90017

Wellington Management Company...................      477,000(5)        5.5%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc...................      433,600(6)        5.0%
T. Rowe Price New Horizons
  Fund, Inc.
100 E. Pratt Street
Baltimore, MD  21202

William Canfield................................      14,500(7)            *
C. William Carey................................      52,000(8)            *
Denis X. Comment................................      41,601(9)            *
Francis X. Correra..............................      27,000(10)           *
Timothy B. Donaldson............................      18,000(11)           *
Ilene B. Jacobs.................................      27,000(12)           *
Ronald J. Lataille..............................      34,468(13)           *
John E. Toler, Jr...............................           0               *
Kenneth W. Watson...............................      24,000(14)           *
All directors and executive officers
  as a group (9 persons)........................     238,569            2.8%
- --------------------------
* Less than 1%.
                                       17

(1) Beneficial share ownership is determined pursuant to Rule 13d-3 under the Exchange Act. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned include shares of Common Stock which such Directors or officers had the right to acquire within 60 days of July 31, 1996 under options previously granted pursuant to the 1991 Option Plan and the 1992 Option Plan.

(2) Percentages are calculated on the basis of 8,671,089 shares of stock outstanding as of August 31, 1996, which includes 73,000 shares subject to options exercisable within 60 days of July 31, 1996 granted pursuant to the 1992 Option Plan, and 139,000 shares subject to options exercisable within 60 days of July 31, 1996 granted pursuant to the 1991 Option Plan.

(3) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 6, 1996, which indicates that the State of Wisconsin Investment Board has sole voting and dispositive power with respect to all 815,000 shares.

(4) The above information is based on copies of a statement on Schedule 13D filed with the SEC on February 13, 1996, which indicates that The TCW Group, Inc. and Robert Day each has sole voting and dispositive power with respect to all 627,600 shares.

(5) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 14, 1996, which indicates that Wellington Management Company has shared voting power with respect to 248,000 shares and shared dispositive power with respect to all 477,000 shares.

(6) The above information is based on copies of a statement on Schedule 13G filed with the SEC on February 13, 1996, which indicates that T. Rowe Price Associates, Inc. has sole dispositive power with respect to all 433,600 shares and that T. Rowe Price New Horizons Fund, Inc. has sole voting power with respect to all 433,600 shares.

(7) Represents shares of Common Stock deemed to be beneficially owned by Mr. Canfield which are subject to options previously granted pursuant to the 1991 Option Plan.

(8) Includes 10,000 shares and 17,000 shares of Common Stock deemed to be beneficially owned by Mr. Carey which are subject to options previously granted pursuant to the 1991 Option Plan and 1992 Option Plan, respectively. Includes 25,000 shares of Common Stock deemed to be beneficially owned by Mr. Carey which may be acquired pursuant to the conversion of shares of Exchangeable Preferred Stock of Town & Country Corporation beneficially owned by Mr. Carey. Does not include 152,241 shares of Common Stock held in the Trust by Linchmen Company, c/o State Street Bank & Trust Company, as trustee for the Trust established in connection with the recapitalization of Town & Country, of which Mr. Carey is Chairman, President and the controlling stockholder. Does not include 166,721 shares of Common Stock beneficially owned by Town & Country.

(9) Includes 41,000 shares of Common Stock deemed to be beneficially owned by Mr. Comment which are subject to options previously granted pursuant to the 1991 Option Plan.

(10) Represents 10,000 shares and 17,000 shares of Common Stock deemed to be beneficially owned by Mr. Correra which are subject to options previously granted pursuant to the 1991 Option Plan and 1992 Option Plan, respectively. Does not include 152,241 shares of Common Stock held in the Trust by Linchmen Company, c/o State Street Bank & Trust Company, as trustee for the Trust established in connection with the recapitalization of Town & Country, of which Mr. Correra is Senior Vice President and Chief Financial Officer. Does not include 166,721 shares of Common Stock beneficially owned by Town & Country.

(11) Represents 10,000 shares and 8,000 shares of Common Stock deemed to be beneficially owned by Mr. Donaldson which are subject to options previously granted pursuant to the 1991 Option Plan and 1992 Option Plan, respectively.

(12) Represents 10,000 shares and 17,000 shares of Common Stock deemed to be beneficially owned by Ms. Jacobs which are subject to options previously granted pursuant to the 1991 Option Plan and 1992 Option Plan, respectively.

(13) Includes 33,500 shares of Common Stock deemed to be beneficially owned by Mr. Lataille which are subject to options previously granted pursuant to the 1991 Option Plan.

(14) Represents 10,000 shares and 14,000 shares of Common Stock deemed to be beneficially owned by Mr. Watson which are subject to options previously granted pursuant to the 1991 Option Plan and 1992 Option Plan, respectively.

                                  MARKET VALUE

     On August 31, 1996, the closing price of a share of the Company's Common Stock on NASDAQ was $4.375.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

           SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1997 annual meeting must be received by the Company on or before June 16, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more 120 days prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that in the event the annual meeting is advanced by more than seven days from the anniversary date, notice must be so delivered not later than (i) the 20th day after public disclosure of the date of such meeting or (ii) if such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of the 20th day after the date of public disclosure or the 75th day prior to such scheduled date of such meeting. Any such proposal should be mailed to: Secretary, Little Switzerland, Inc., 161-B Crown Bay Cruise Port, St. Thomas, U.S.V.I. 00804.

                             INDEPENDENT ACCOUNTANTS

     The Company has selected Arthur Andersen & Co. as the independent public accountants for the Company for the fiscal year ending May 31, 1997. The firm of Arthur Andersen & Co. has served as the Company's independent public accountants since its incorporation and has served as the accountant for certain of its subsidiaries since 1980. A representative of Arthur Andersen & Co. will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended June 1, 1996, one report for each of the following directors was inadvertently filed late: C. William Carey, Francis X. Correra, Ilene B. Jacobs, Timothy B. Donaldson and Kenneth W. Watson.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   PROXY CARD

                            LITTLE SWITZERLAND, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 1996

The undersigned hereby constitutes and appoints C. William Carey and Ronald J. Lataille, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Little Switzerland, Inc. (the "Company") held of record by the undersigned as of the close of business on September 4, 1996, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at State Street Bank and Trust Company, Board Room, 33rd Floor, 225 Franklin Street, Boston, Massachusetts, on Friday, October 11, 1996, at 10:30 a.m., local time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN AS SET FORTH IN PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

PLEASE SIGN NAME EXACTLY AS SHOWN. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.

HAS YOUR ADDRESS CHANGED?   ___________________________________________

                            ___________________________________________

DO YOU HAVE ANY COMMENTS?   ___________________________________________________

                            ___________________________________________________

PLEASE MARK VOTES AS IN     [ X ]
THIS EXAMPLE

PROPOSAL 1.                                [ ] FOR  [ ] WITHHOLD   [ ] FOR ALL
Election of two Class II Directors,                                    EXCEPT
each for a three-year term.

NOMINEES: Timothy B. Donaldson and
          Kenneth W. Watson

IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

PROPOSAL 2.                                [ ] FOR   [ ] AGAINST  [ ] ABSTAIN
Amendment of the Company's 1991
Stock Option Plan, authorizing
issuance thereunder of an additional
400,000 shares of the Company's
common stock

RECORD DATE SHARES
- -----------------------------------------

             REGISTRATION                         LITTLE SWITZERLAND, INC.

- -----------------------------------------


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.       Date:________________________


Shareholder(s) signature(s):    _______________________________________________

                                _______________________________________________


Mark the box at the right if comments or address change   [  ]
have been noted on the reverse side of this card.